EXHIBIT 10.1

                                ELDERTRUST
                             AMENDMENT NO. 1
                                   TO
                 1999 SHARE OPTION AND INCENTIVE PLAN

     ElderTrust, a Maryland real estate investment trust (the Company), hereby amends the terms of the ElderTrust 1999 Share Option and Incentive Plan (the 1999 Plan) as follows:

     1. Section 5(a)(iv)(B) of the 1999 Plan is hereby deleted in its entirety and replaced with the following new Section 5(a)(iv)(B):

        (B)(I) In the form of Shares that are not then subject to restrictions under any Company plan and that have been beneficially owned by the participant for at least six months, or (II) through the withholding by the Company of Shares that are otherwise issuable upon exercise of the Share Option, in each case if permitted by the Administrator in its discretion. Such surrendered or withheld Shares shall be valued at Fair Market Value on the exercise date.

     2.     In all other respects the 1999 Plan is unchanged.


     This Amendment No. 1 to 1999 Share Option and Incentive Plan was duly adopted and approved by the Board of Trustees of the Company on March 27, 2003.


                                        /s/ D. Lee McCreary, Jr
                                        -----------------------
                                        D. Lee McCreary, Jr.
                                        Secretary